                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               INPUT/OUTPUT, INC.

                               UNDER SECTION 245

                                     OF THE

                        DELAWARE GENERAL CORPORATION LAW

     We, Charles E. Selecman, Chairman of the Board, and Robert P. Brindley, Secretary of Input/Output, Inc., do hereby certify under the seal of said Corporation as follows:

                                  ARTICLE ONE

     The name of the Corporation is Input/Output, Inc.

                                  ARTICLE TWO

     The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on December 5, 1979.

                                 ARTICLE THREE

     This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 and 242 of the Delaware General Corporation Law.

                                  ARTICLE FOUR

     This Restated Certificate of Incorporation restates and integrates previous provisions and also amends the provisions of the Corporation's Certificate of Incorporation.

                                  ARTICLE FIVE

     The text of the Restated Certificate of Incorporation of the Corporation, as amended hereby, is hereby restated to read in full as follows:

     FIRST.  The name of the Corporation is Input/Output, Inc.

     SECOND. The Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent. The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.

     SECTION 1. Capitalization. The Corporation is authorized to issue thirty million (30,000,000) shares of capital stock. Twenty-five million (25,000,000) of the authorized shares shall be common stock, one cent ($0.01) par value each ("Common Stock"), and five million (5,000,000) of the authorized shares shall be preferred stock, one cent ($0.01) par value each ("Preferred Stock").

     Each holder of shares of capital stock of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by the stockholder, unless otherwise specifically provided pursuant to this Restated Certificate of Incorporation.

     SECTION 2.  Preferred Stock.

     A. The Preferred Stock may, from time to time, be divided into and issued in one or more series with each series to be so designated as to distinguish the shares from the shares of all other series and classes. The shares of each series may have such powers, designations, preferences, relative rights, qualifications, limitations or restrictions as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors as provided below.

     B. To the extent that this Restated Certificate of Incorporation does not fix and determine the variations in the relative rights and preferences of the Preferred Stock both in relation to the Common Stock and as between series of Preferred Stock, the Board of Directors of the Corporation is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in this Restated Certificate of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established, and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:

          (i) The maximum number of shares to constitute such series and the distinctive designation thereof;

          (ii) The annual dividend rate, if any, on the shares of such series and the date or dates from which dividends shall commence to accrue or accumulate as herein provided, and whether dividends shall be cumulative;

          (iii) The price at and the terms and conditions on which the shares of such series may be redeemed, including, without limitation, the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund;

          (iv) The liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (v) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relative to the operation of such retirement or sinking fund;

          (vi) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (vii)  The voting rights, if any, on the shares of such series; and

          (viii) Any or all other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article FOURTH.

     C. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall be cumulative; and all series shall rank equally and be identical in all respects, except as provided in Paragraph A of this
Section 2 and except as permitted by the foregoing provisions of Paragraph B.

     D. Except to the extent restricted or otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, no dividends (other than dividends payable in Common Stock) on any class or classes of capital stock of the Corporation ranking, with respect to dividends, junior to the Preferred
Stock, or any series thereof, shall be declared, paid or set apart for payment, until and unless the holders of shares of Preferred Stock of each senior series shall have been paid, or there shall have been set apart for payment, cash dividends, when and as declared by the Board of Directors out of funds of the Corporation legally available therefor, at the annual rate, and no more, fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

     E. To the extent provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of capital stock of the Corporation ranking junior, as to liquidation rights, to the Preferred Stock, or any series thereof, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of the respective series. For the purpose of this Paragraph E and Paragraph B(iv) of this Section 2, neither the consolidation nor merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up.

     F. The Corporation, at the option of the Board of Directors, may redeem, unless otherwise provided in the resolution establishing a series of Preferred Stock, at such time as is fixed (and if not so fixed, at any time) in the resolution or resolutions adopted by the Board of Directors providing for the issue of a series, the whole or, from time to time, any part of the Preferred Stock of any series then outstanding, at the par value thereof, plus in every case an amount equal to all accumulated dividends, if any (whether or not earned or declared), with respect to each share so redeemed and, in addition thereto, the amount of the premium, if any, payable upon such redemption fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series. The Board of Directors shall have full power and authority, subject to the limitations and provisions contained herein and in the Delaware General Corporation Law, to prescribe the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

     G. Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation or that, if convertible or exchangeable, have been converted into or exchanged for shares of capital stock of any other class or any series of any other class or classes or of any other series of the same class, shall be cancelled and such shares may not under any circumstances thereafter be reissued as Preferred Stock, and the Corporation shall from time to time and at least once each year cause all such acquired shares of Preferred Stock to be cancelled in the manner provided by law.

     H. Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock.

     SECTION 3. Common Stock.

     A. Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.

     B. Subject to the prior rights and preferences of the Preferred Stock set forth in this Article FOURTH, or in any resolution or resolutions providing for the issuance of a series of Preferred Stock, and to the extent permitted by the laws of the State of Delaware, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.

     C. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

     FIFTH.  The Corporation is to have perpetual existence.

     SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

     SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     EIGHTH: The bylaws of the Corporation may be made, repealed, altered, amended or rescinded by (i) the Board of Directors or (ii) the stockholders of the Corporation, provided, however, the vote of the holders of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article EIGHTH as one class, shall be required if the action is taken by the stockholders.

     NINTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders and stockholders may not act by written consent.

     TENTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

     ELEVENTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General
Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the full extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     TWELFTH: The Board of Directors shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3), the extra director shall be a member of Class III, and if the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class III and the other a member of Class II. After division of the Board of Directors into classes, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the initial directors appointed to Class I shall serve for a term ending on the date of the first annual meeting next following May 31, 1991, the initial directors appointed to Class II shall serve for a term ending on the date of the second annual meeting next following May 31, 1991, and the initial directors appointed to Class III shall serve for a term ending on the date of the third annual meeting next following May 31, 1991.

     The number of directors shall be fixed from time to time in accordance with the bylaws of the Corporation or an amendment thereto duly adopted by the Board of Directors or by the stockholders (but with respect to the stockholders only, in accordance with Article EIGHTH herein). In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article, as applied to the newly authorized number of directors.

     Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. No director may be removed during his term except for cause.

     THIRTEENTH: The affirmative vote of the holders of not less than 75% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation, including the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Voting Stock not owned, directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Related Person; provided, however, that the 66 2/3% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the outstanding shares of Voting Stock; and provided further that the 75% voting requirement shall not be applicable if:

          (1) The Board of Directors of the Corporation by a vote of not less than 75% of the directors then holding office (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person, or
     (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

          (2) The Business Combination is solely between the Corporation and another corporation, 100% of the Voting Stock of which is owned directly or indirectly by the Corporation; or

          (3) All of the following conditions have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its shares of the Corporation's Common Stock; (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its shares of the Corporation's Common Stock for a form of consideration other than cash, in the same form of consideration as the Related Person who acquired such majority; (c) after such Related Person has become a Related Person and prior to the consummation of such Business
     Combination: (i) except as approved by a majority of the "Continuing Directors" (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative ) on any outstanding shares of Preferred Stock of the Corporation, (ii) there shall have been no reduction in the annual rate of dividends paid per share on the Corporation's Common Stock (adjusted as appropriate for recapitalizations and for stock splits, reverse stock splits and stock dividends) except as approved by a majority of the Continuing Directors, (iii) such Related Person shall not have become the "Beneficial owner" (as hereinafter defined) of any additional shares of Voting Stock of the Corporation except as part of the transaction which resulted in such Related Person becoming a Related Person, and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement, responsive to the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations), shall be mailed to all stockholders of record at least 30 days prior to the consummation of the Business Combination for the purpose of soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisiability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).

     For the purposes of this Article:

          (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person,
(b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person (other than a distribution by the Corporation or a subsidiary to the Related Person of assets in connection with a pro rata distribution by the Corporation to all stockholders), (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Corporation or a subsidiary of the Corporation to a Related Person, (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person, (g) any recapitalization that would have the effect of increasing the voting power of Related Person, (h) any series or combination of transactions having the same effect, directly or indirectly, as any of the foregoing, and (i) any agreement, contract or arrangement providing for any of the transactions described in this definition of Business Combination.

          (ii) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors of the Corporation.

          (iii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on July 1, 1990 in Rule 12b-2 under the Exchange Act), is the "Beneficial Owner" (as defined on July 1, 1990 in Rule 13d-3 under the Exchange Act) in the aggregate of 10% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

          (iv) The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the Corporation in question as of the end of its most recent fiscal quarter ending prior to the time the determination is being made.

          (v) Without limitation, any shares of Common Stock of the Corporation that any person has the right to acquire with or without restriction pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person.

          (vi) For the purposes of subparagraph (3) of this Article, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

          (vii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

     FOURTEENTH. The provisions set forth in this Article FOURTEENTH and in Articles EIGHTH (dealing with the repeal, alteration, amendment or recision of bylaws by stockholders), NINTH (dealing with the prohibition against stockholder action without meetings and pursuant to written consents), ELEVENTH (dealing with the limitation of liability of directors), TWELFTH (dealing with the classification and number of directors), and THIRTEENTH (dealing with the 75% vote of stockholders required for certain Business Combinations) herein may not be repealed or amended in any respect, and no Article imposing cumulative voting in the election of directors may be added, unless such action is approved by affirmative vote of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article FOURTEENTH as one class. Amendment to the provisions set forth in Article THIRTEENTH shall also require the affirmative vote of 66 2/3% of such total voting power excluding the vote of shares owned by a "Related Person" (as defined in Article THIRTEENTH). The voting requirements contained in Article EIGHTH, Article THIRTEENTH and this Article FOURTEENTH herein shall be in addition to the voting requirements imposed by law, other provisions of this Restated Certificate of Incorporation or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the Corporation.

     FIFTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles EIGHTH, NINTH, ELEVENTH, TWELFTH, THIRTEENTH and FOURTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article FOURTEENTH herein.

     IN WITNESS WHEREOF, Input/Output, Inc. has caused its corporate seal to be affixed hereunder, and this Restated Certificate of Incorporation to be signed by Charles E. Selecman, its Chairman of the Board and attested by Robert
P. Brindley, its Secretary, as of the 31st day of August, 1990.


                                           INPUT/OUTPUT, INC.


                                           By: Charles E. Selecman
                                               -----------------------------
                                               Charles E. Selecman



ATTEST:


/s/ Robert P. Brindley
    --------------------------
    Robert P. Brindley